UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Mersana Therapeutics, Inc. (the “Company” or “Mersana”) intends to share with investors the amount of cash, cash equivalents and marketable securities it had on hand as of December 31, 2022. Although the Company has not finalized its financial results for the twelve months ended December 31, 2022, the Company preliminarily estimates that its cash, cash equivalents and marketable securities as of December 31, 2022 was approximately $280 million.

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2022 and its results of operations for the three months and year ended December 31, 2022. The audit of the Company’s financial statements for the year ended December 31, 2022 is ongoing. The Company’s actual consolidated cash, cash equivalents and marketable securities balance as of December 31, 2022 may differ from this estimate due to the completion of the Company’s year-end closing and auditing procedures.

The information furnished in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On January 6, 2023, the Company posted an updated corporate presentation on the Company’s website. To access the presentation, investors should visit the “Events & Presentations” page under the “Investors & Media” section of the Company’s website at ir.mersana.com. Additionally, on January 6, 2023, the Company issued a press release providing a business update and announcing its strategic objectives, 2022 accomplishments and expected 2023 milestones, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing by the Company with the SEC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Strategic Objectives, 2022 Accomplishments and Expected 2023 Milestones

On January 6, 2023, the Company announced the following strategic objectives, 2022 accomplishments and expected 2023 milestones:

Strategic Objective: Establish Upifitamab Rilsodotin (“UpRi”) as a Foundational Medicine in Ovarian Cancer

2022 Accomplishments

•	Completed enrollment in UPLIFT, the company’s single-arm registrational trial of UpRi in platinum-resistant ovarian cancer
•	Initiated Phase 3 UP-NEXT clinical trial of UpRi as a maintenance monotherapy in recurrent platinum-sensitive ovarian cancer
•	Neared completion of dose escalation in Phase 1 UPGRADE-A trial of UpRi in combination with carboplatin in platinum-sensitive ovarian cancer
•	Announced that the European Commission has designated UpRi as an orphan medicinal product for the treatment of ovarian cancer

Expected Milestones

•	Report top-line data from UPLIFT in mid-2023
•	Assuming positive data, submit a biologics license application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) around the end of 2023
•	Prepare for potential U.S. accelerated approval and commercial launch in 2024
•	Significantly advance enrollment of UP-NEXT in 2023
•	Initiate dose expansion portion of UPGRADE-A in the first quarter of 2023 and report interim data from UPGRADE-A in the second half of 2023

Strategic Objective: Advance Clinical-Stage Pipeline

2022 Accomplishments

•	XMT-1660: Initiated multicenter Phase 1 clinical trial in patients with previously treated breast, endometrial and ovarian cancers
•	XMT-1660: Announced Fast Track designation for the treatment of adult patients with advanced or metastatic triple-negative breast cancer
•	XMT-2056: Announced FDA orphan drug designation for the treatment of gastric cancer

Expected Milestones

•	XMT-1660: Complete dose escalation portion of Phase 1 clinical trial in 2023
•	XMT-2056: Initiate Phase 1 clinical trial in the first quarter of 2023

Strategic Objective: Position Mersana as the Antibody-Drug Conjugate (“ADC”) Partner-of-Choice

2022 Accomplishments

•	Entered into the following agreements that collectively provided Mersana with $170 million in upfront payments and an opportunity for more than $3 billion in milestones, plus royalties:
	•	An Immunosynthen research collaboration and license agreement with Merck KGaA, Darmstadt, Germany for two targets, which includes a $30 million upfront payment to Mersana and the potential for up to $800 million in total potential milestones, plus tiered royalties up to the low double-digits on net sales
	•	A collaboration, option and license agreement with GlaxoSmithKline plc (“GSK”) for the co-development and commercialization of XMT-2056, which provided Mersana with a $100 million upfront option purchase fee and the potential to receive up to $1.36 billion in the form of an additional option exercise fee and milestone payments, plus an option for Mersana to retain a U.S. profit share and tiered royalties on net sales outside of the United States or to receive tiered royalties up to the mid-twenties on global net sales
	•	A Dolasynthen research collaboration and license agreement with Janssen Biotech, Inc. for three targets, which provided Mersana with a $40 million upfront payment and the potential to receive over $1 billion in total potential milestones, plus tiered royalties up to the low double-digits on net sales

Expected Milestones

•	Pursue impactful new collaborations
•	Execute against existing collaboration agreements

Additionally, the Company announced that as of January 6, 2023, it expects that its available funds, together with the $30 million upfront payment due to the Company from Merck KGaA, Darmstadt, Germany under the collaboration and license agreement referenced above, will be sufficient to support the Company’s operating plan commitments into the second half of 2024.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this Report include, but are not limited to, statements concerning the therapeutic potential of the Company’s product candidates; the potential of the Company’s platforms and technology; the design, progression, timing and objectives of the Company’s clinical trials and the release of data from those trials, including UPLIFT; the Company’s potential BLA submission for UpRi and, if approved, potential U.S. commercial launch of UpRi; the ability of trial results to support marketing approvals, including accelerated approval, or other objectives; the development and potential of the Company’s pipeline of ADC candidates; the Company’s expected cash runway; the receipt of a $30 million upfront payment from Merck KGaA, Darmstadt, Germany; potential option exercise, milestone, royalty and/or profit-sharing revenues under the Company’s collaboration and license agreements; the Company’s ability to realize the benefits of existing collaborations and enter into new collaborations; and the Company’s strategic priorities and objectives. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the initiation and advancement of clinical trials and in the clinical development of the Company’s product candidates; the risk that the Company may not realize the intended benefits of its platforms, technology and collaborations; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that clinical trial data may not support regulatory applications or approvals; risks to clinical trial site initiation, patient enrollment and follow-up, as well as to the Company’s and its collaborators’ abilities to meet other anticipated deadlines and milestones, whether presented by the ongoing COVID-19 pandemic or otherwise; the risk that the Company’s projections regarding its expected cash runway are inaccurate or that the conduct of its business requires more cash than anticipated; the risk that any of the Company’s collaborators fail to make any payments owed to the Company; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022, as well as in other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this Report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on January 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: January 6, 2023	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Financial Officer